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                                                                   EXHIBIT 10.11



                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


     This Second Amendment to Employment Agreement (this "Amendment") is entered into by and between ENCOMPASS MANAGEMENT CO., a Delaware corporation (the "Company") and HENRY P. HOLLAND, a resident of Harris County, Texas ("Employee"). Encompass Services Corporation, a Texas corporation ("Encompass") has joined herein solely for the purpose of acknowledging its consent to this Amendment.

     The Company, Encompass and Employee have previously entered into an Employment Agreement dated effective as of November 1, 2000, as amended by a First Amendment to Employment Agreement dated effective as of October 16, 2000 (as amended, the "Employment Agreement").

     For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Employment Agreement is amended as follows:

1. Termination Without Cause; Termination for Good Reason. Subparagraph (c)(i) of Section 10 is deleted in its entirety. Subparagraph (c)(ii) of Section 10 is amended in its entirety to read as follows:

               "(i) An amount equal to two times the sum of (a) Employee's Annual Base Salary then in effect and (b) an amount equal to the lesser of (1) Employee's actual bonus earned with respect to the preceding calendar year, and (2) the amount of Employee's target bonus established by the Compensation Committee of Encompass at the beginning of the calendar year in which Employee's employment is terminated or not renewed, which target bonus amount shall not be less than 100% of the Annual Base Salary for such year, payable in a single lump sum by certified or bank cashier's check within 30 days of such termination or non-renewal; and"

Subparagraph (c)(iii) of Section 10 is amended to be Subparagraph (c)(ii).

2. Non-Renewal by the Company at End of Initial Period or Additional Period. Subparagraph (f)(i) of Section 10 is amended in its entirety to read as follows:

          "(i) An amount equal to two times Employee's Annual Base Salary then in effect, payable in a single lump sum by certified or bank cashier's check within 30 days of such non-renewal;"

3. Exhibit A. The definition of "Restricted Period" in Exhibit A is amended in its entirety to read as follows:

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          "Restricted Period" means the period beginning on the date of the termination or resignation of Employee's employment with the Company and its Affiliates and ending two years after the termination of Employee's employment.

4. Ratification and Affirmation. The Employment Agreement, as amended hereby, is ratified and affirmed, and shall continue in full force and effect as set forth therein and amended hereby.

     IN WITNESS WHEREOF, the Company and Employee have executed this Agreement effective as of March 1, 2002.

                              COMPANY:

                              ENCOMPASS MANAGEMENT CO.


                              By:        /s/ Joseph M. Ivey
                                  ---------------------------------------------
                                    Joseph M. Ivey
                                    Chief Executive Officer and
                                    President

                              EMPLOYEE:


                              By:      /s/ Henry P. Holland
                                  ---------------------------------------------
                                    Henry P. Holland

     IN WITNESS WHEREOF, Encompass Services Corporation has executed this Agreement effective as of the date set forth above.

                              ENCOMPASS SERVICES CORPORATION


                              By:        /s/ Joseph M. Ivey
                                  ---------------------------------------------
                                    Joseph M. Ivey
                                    Chief Executive Officer and
                                    President

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